March 31, 2009

Board of Directors
Paradigm Holdings, Inc.
9715 Key West Avenue, 3rd Floor
Rockville, Maryland 20850

Re: Resignation as Director

Gentlemen:

I hereby resign from my position as a member of the Board of Directors of Paradigm Holdings, Inc. (the "Company") and any committees thereof, such resignation to be effective as of April 1, 2009.

My resignation is not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Very truly yours,

/s/ Edwin Mac Avery

Edwin Mac Avery